Exhibit 8.1

REEDER & SIMPSON PC
ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3602
Majuro, MH 96960	Email: dreeder@ntamar.net
r.simpson@simpson.gr

May 28, 2013

Baltic Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171

Re: Baltic Trading Limited - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”) counsel to Baltic Trading Limited, a non-resident domestic corporation formed under the laws of the RMI (the “Company”), in connection with the offer and sale of an aggregate of 6,419,217 shares of common stock, par value U.S. $0.01 per share of the Company pursuant to its registration statement on Form S-3 (File No. 333-168700), including the prospectus included therein, filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 10, 2010, as amended prior to the date hereof (the “Registration Statement”) and as supplemented by the prospectus supplement, filed with the Commission on May 22, 2013 (the “Prospectus Supplement”).  In connection therewith, we have prepared the discussion set forth in the Prospectus Supplement under the caption “Tax Considerations — Marshall Islands Tax Considerations” (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption “Tax Considerations — Marshall Islands Tax Considerations.”  In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and to the use of our name in the Registration Statement and the Prospectus Supplement.  This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,

/s/ Reeder & Simpson PC

Reeder & Simpson PC